SECOND SUPPLEMENTAL INDENTURE dated as of November 10, 1997, between Agrilink Foods, Inc. (formerly Curtice-Burns Foods, Inc.), a New York corporation (the "Issuer"), and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "Trustee").

                  The parties to this Supplemental Indenture entered into an Indenture dated as of November 3, 1994, as supplemented by the First
Supplemental Indenture dated as of November 3, 1994 (as supplemented, the "Indenture"), among such parties, Pro-Fac Cooperative, Inc., a New York cooperative corporation (the "Guarantor"), and the subsidiary guarantors named therein, providing, among other things, for the authentication, delivery and administration of the Issuer's 12 1/4% Senior Subordinated Notes due 2005 (the "Securities").

                  Pursuant to certain provisions of the Indenture, the Issuer is entitled to extend loans to the Guarantor up to the amounts and for the purposes set forth in such provisions. The Issuer desires to amend such provisions of the Indenture, to increase to $20,000,000 the amount which the Issuer may lend to the Guarantor for working capital purposes.

                  Pursuant to Section 9.2 of the Indenture, the Holders (as defined in the Indenture) of at least a majority of the outstanding principal amount of the Securities currently outstanding have approved such amendment, as described in this Supplemental Indenture.

                   The Issuer has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with the terms of the Indenture.

                  In consideration of the premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                 SECTION 1. Amendments to Indenture. The Indenture is hereby amended as follows:

                  1.1. Clause (vi) of the definition of "Permitted Investment" in Section 1.1 of the Indenture is amended by deleting the references to "$10.0 million" and "15 consecutive days" set forth therein and replacing such references with "$20.0 million" and "45 consecutive days," respectively.

                  1.2. Section 4.8(c) of the Indenture is amended by deleting the references to "$10.0 million" and "15 consecutive days" set forth therein and replacing such references with "$20.0 million" and "45 consecutive days," respectively.

                                                    2
                  SECTION 2. Notification to Holders. The Issuer shall notify the Holders (as defined in the Indenture) in accordance with Section 9.2 of the Indenture of the execution of this Supplemental Indenture.

                  SECTION 3. Receipt by Trustee. In accordance with Section 7.2 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate (as defined in the Indenture) as conclusive evidence that this Supplemental Indenture complies with the applicable requirements of the Indenture.

                  SECTION 4. No Other Changes. Except as amended by this Supplemental Indenture, all of the provisions of the Indenture shall remain in full force and effect. The Indenture, as amended hereby, shall remain in full force and effect, in accordance with its terms.

                  SECTION 5. Miscellaneous. All agreements of the Company and the Trustee, as amended hereby, shall bind the Company and the Trustee, respectively, and their respective successors. The parties may sign any number of counterparts of this Supplemental Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to principles of conflicts of law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                            AGRILINK FOODS, INC.



                                   By /s/Willaim D. Rice
                                         Name:  W. D. Rice
                                         Title: Senior Vice President


                                           IBJ SCHRODER BANK & TRUST
                                           COMPANY, as Trustee


                                   By  /s/Luis Perez
                                          Name:  Luis Perez
                                          Title: Assistant Vice President